As filed with the Securities and Exchange Commission on August 15, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)


          Maryland                                        52-1200960
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Robert F. Price
              Senior Vice President, Secretary and General Counsel
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

                             Barry P. Barbash, Esq.
                               Shearman & Sterling
                           801 Pennsylvania Ave, N.W.
                              Washington, DC 20004
                                 (202) 508-8000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                 Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities      Aggregate Amount to   Aggregate Offering    Aggregate Offering      Amount of
            to be Registered                 be Registered       Price Per Unit(1)         Price(1)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share       1,000 shares             $45.86                $45,860             $11.47
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock reported in the consolidated system on August 14, 2001.



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 15, 2001


                                 [______] SHARES

                                LEGG MASON, INC.

                                  COMMON STOCK


         The selling stockholders may offer from time to time an aggregate of up to [_______] shares of our common stock. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

         The selling stockholders may offer their shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

         Our common stock trades on the New York Stock Exchange under the symbol "LM". On August 14, 2001, the closing price of Legg Mason, Inc. common stock as reported on the New York Stock Exchange was $45.70 per share.

                             ----------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------






                The date of this Prospectus is August [  ], 2001

                                TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION....................................................2
WHERE YOU CAN FIND MORE INFORMATION............................................4
THE COMPANY....................................................................5
MARKET PRICES AND DIVIDEND POLICY..............................................6
DESCRIPTION OF CAPITAL STOCK...................................................8
ERISA MATTERS.................................................................11
PLAN OF DISTRIBUTION..........................................................12
LEGAL MATTERS.................................................................12
INDEPENDENT ACCOUNTANTS.......................................................13


         In this prospectus, we use the term "Legg Mason" to refer to Legg Mason, Inc. The term "we," "us," and "our" refer to Legg Mason and its predecessors and subsidiaries. The term "R&A" refers to Royce & Associates, Inc. The term "Stock Purchase Agreement" refers to the Stock Purchase Agreement dated as of July 16, 2001 by and among Legg Mason, R&A, R&A's shareholders and Royce Management Company.

         You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted.


                           FORWARD-LOOKING INFORMATION

         Some of the Statements in the prospectus and any documents incorporated by reference constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements. These forward-looking statements may contain information related, but not limited to:

             o  Anticipated growth in revenues or earnings per share;

             o Anticipated changes in our business or in the amount of client assets under management;

             o Anticipated expense levels and expectations regarding financial market conditions; and

             o Anticipated performance of recent, pending and future acquisitions.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors, including:

             o the volatile and competitive nature of the financial services industry;

             o  changes in domestic and foreign economic and market conditions;

             o the loss of key employees or principals of our current or future operating subsidiaries;

             o the effect of current and future federal, state and foreign regulation of the financial services industry, including potential liability under applicable securities laws;

             o market, credit and liquidity risks associated with our investment management, underwriting, securities trading and market-making activities;

             o  the impairment of acquired intangible assets and goodwill;

             o potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements; and

             o  the effect of any acquisitions.

         Moreover, we do not nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions "Business--Factors Affecting the Company and the Financial Services Industry" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our most recent Annual Report on Form 10-K, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements.

         We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the Symbol "LM". Information about us also is available at the exchange.

         This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date on which the selling stockholders cease offering and selling these securities:

             o  Annual Report on Form 10-K for the year ended March 31, 2001;

             o Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

             o Current Reports on Form 8-K dated May 30, 2001, May 31, 2001, June 1, 2001, June 26, 2001 and August 1, 2001; and

             o The description of our common stock, par value $.10 per share, contained in Amendment No. 5 to our Application for Registration on Form 8-A, filed February 23, 2001.


         You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Legg Mason, Inc.
                                100 Light Street

                            Baltimore, Maryland 21202
                            Attn: Corporate Secretary
                                 (410) 539-0000


                                   THE COMPANY

         We are a holding company, which, through our subsidiaries, is principally engaged in providing the following services to individuals, institutions, corporations and municipalities:

             o  asset management;

             o  securities brokerage;

             o  investment banking; and

             o  other related financial services.

         Our principal asset management subsidiaries are:

             o Legg Mason Funds Management, Inc., which manages company-sponsored mutual funds;

             o Western Asset Management Company, which manages fixed-income and currency assets for institutional clients;

             o Western Asset Management Company Limited, which manages fixed-income and currency assets for international clients;

             o Perigee Investment Counsel Inc., which is an institutional investment manager in Canada;

             o Private Capital Management, L.P., which is an investment management firm for high net worth individuals, families, endowments, foundations and selected institutions;

             o Brandywine Asset Management, Inc., which primarily manages equity portfolios for institutional clients;

             o Batterymarch Financial Management, Inc., which manages U.S., international and emerging markets equity portfolios for institutional clients;

             o Legg Mason Capital Management, Inc., which manages equity portfolios primarily for institutional accounts;

             o Bartlett & Co., which manages balanced, equity and fixed-income portfolios for high net worth individual and institutional clients;

             o LeggMason Investors Holdings plc, which primarily manages equity retail funds in the United Kingdom;

             o Barrett Associates, Inc. (68% owned), which is an asset manager for high net worth individuals, families, endowments and foundations;

             o Gray, Seifert & Co., Inc., which primarily manages equity portfolios for high net worth individuals and family group, endowment and foundation clients; and

             o Berkshire Asset Management, Inc., which primarily manages equity and fixed-income portfolios for individual investors and family groups.

         Legg Mason Trust, fsb, a federally-chartered unitary thrift institution with authority to exercise trust powers, provides services as a trustee for trusts established by individual and employee benefit plan clients and manages fixed-income and equity assets.

         On July 16, 2001, we entered into an agreement to acquire all of the capital stock of Royce & Associates, Inc., a privately owned company that manages mutual funds, closed-end funds and other accounts that invest primarily in small- and micro-cap company stocks, using a value approach.

         Our principal broker-dealer subsidiary is Legg Mason Wood Walker, Incorporated, a full service broker-dealer and investment banking firm operating primarily in the Eastern and Southern regions of the United States.

         Our real estate finance subsidiary is Legg Mason Real Estate Services, Inc., which is primarily engaged in commercial mortgage banking and loan servicing and discretionary and non-discretionary management of commercial real estate-related assets.

         We were incorporated in Maryland in 1981 to serve as a holding company for Legg Mason Wood Walker, Incorporated and our other subsidiaries. The predecessor company to Legg Mason Wood Walker, Incorporated was formed in 1970 under the name Legg Mason & Co. Inc., to combine the operations of Legg & Co., a Maryland-based broker-dealer formed in 1899, and Mason & Company, Inc., a Virginia-based broker-dealer formed in 1962. Our subsequent growth has occurred through internal expansion as well as through our acquisition of asset management, broker-dealer and commercial mortgage banking firms. Our principal offices are located at 100 Light Street, Baltimore, Maryland 21202. Our telephone number is (410) 539-0000.

                        MARKET PRICES AND DIVIDEND POLICY

         Our common stock trades on the New York Stock Exchange under the symbol "LM." There were approximately 2,300 registered holders of our common stock as of August 8, 2001. The table below sets forth the high and low sales prices of our common stock as reported for New York Stock Exchange Composite Transactions and the quarterly cash dividends declared per share of our common stock during the periods indicated.


                                                PRICE RANGE          CASH
                                              ---------------        DIVIDENDS
1999                                          LOW        HIGH        DECLARED(1)
                                              ---        ----        -----------
     Quarter Ended:
         March 31, 1999....................  $26.44      $35.88       $ .065
         June 30, 1999.....................  $31.06      $42.88       $ .065

         September 30, 1999................  $32.56      $40.94       $ .08
         December 31, 1999.................  $30.63      $41.75       $ .08

2000
     Quarter Ended:
         March 31, 2000....................  $30.69      $51.25       $ .08
         June 30, 2000.....................  $35.13      $52.38       $ .08
         September 30, 2000................  $47.63      $60.25       $ .09
         December 31, 2000.................  $42.88      $59.63       $ .09
2001
     Quarter Ended:
         March 31, 2001 ...................  $40.15      $56.99       $ .09
         June 30, 2001.....................  $38.06      $51.50       $ .09
         through August 14, 2001 ..........  $44.70      $50.93       $ .10


         1 Excludes dividends declared by Perigee Inc., prior to its being acquired in May 2000.

         See the cover page for the closing price for our common stock on the New York Stock Exchange on August 14, 2001.

         Our board of directors currently intends to continue to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by our board of directors in its sole discretion. Our board's decision will depend upon our earnings, financial condition and capital needs and other factors that the board of directors deems relevant.

                                 USE OF PROCEEDS

         All of the proceeds from the sale of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the sale of our common stock.

                              SELLING STOCKHOLDERS

         Under the Stock Purchase Agreement, we have the option of paying up to $57,500,000 of the purchase price of R&A payable at the closing in shares of Legg Mason common stock. As a result, on or about October 1, 2001, in connection with our acquisition of R&A, the shareholders of R&A may receive shares of our common stock. We have agreed to prepare and file a registration statement to register the resale of such shares of common stock by such shareholders of R&A (or certain of their transferees in sales other than public offerings) to the public. We have agreed to use our reasonable best efforts to have the registration statement declared effective no later than the second trading day immediately preceding the closing of the R&A acquisition and to keep the registration statement effective until the earlier of two years from the closing of the R&A acquisition or the date that the selling stockholders hereunder have sold all of the common stock.

         This prospectus covers the offer and sale by each selling stockholder of Legg Mason of the number of shares of Legg Mason common stock owned by the selling stockholder set forth below. The following table sets forth (i) the names of each selling stockholder, (ii) the nature of any position, office or other material relationship that the selling stockholder has had with us within the past three years, (iii) the number of shares of common stock and (if one percent or more) the percentage of common stock beneficially owned as of August 8, 2001 by each selling stockholder, (iv) the number of shares of common stock that may be offered or sold by or on behalf of each selling stockholder hereunder and (v) the amount and (if one percent or more) the percentage of shares of common stock to be owned by each selling shareholder upon the completion of the offering assuming all shares offered by such selling stockholder are sold. Any or all of the shares listed below under the heading "Shares to be Sold" may be offered for sale by or on behalf of the selling stockholder.

                                          Shares Beneficially Owned                      Shares Beneficially Owned
                                                  Prior to              Shares to be               After
Selling Stockholders                            the Offering                Sold                the Offering
--------------------                            ------------                ----                ------------
                                            Number         Percent                          Number        Percent
                                            ------         -------                          ------        -------


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share. As of August 8, 2001, we had 63,742,567 shares of common stock and one share of preferred stock outstanding.

Common Stock

         Holders of our common stock are entitled to:

             o one vote per share on matters to be voted upon by the stockholders;

             o receive dividends out of funds legally available for distribution when and if declared by our board of directors; and

             o share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after provisions for distributions to the holders of any preferred stock.

         We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

         Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable.

         The holders of our common stock do not have cumulative voting rights. This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors. Our by-laws provide for a classified board of directors consisting of three classes with staggered three-year terms.

Transfer Agent

         The transfer agent and registrar for our common stock is First Union National Bank, Charlotte, North Carolina.

Preferred Stock

         Our Articles of Incorporation authorize our board of directors to issue shares of preferred stock, par value $10.00 per share, and to fix the terms (including voting rights, dividends, redemption and conversion provisions, if any, and rights upon liquidation) of any shares issued. Outstanding shares of preferred stock that are redeemed or are converted to common stock are restored to the status of authorized and unissued shares of preferred stock issuable in series by our board of directors.

         On May 26, 2000, we issued one special voting share of preferred stock in connection with our acquisition of Perigee Inc. This special voting share provides the holders of exchangeable shares of our subsidiary, Legg Mason Canada Holdings Ltd. with substantially the same voting rights as the holders of our common stock. The special voting share has a number of votes, which may be cast at a Legg Mason stockholders' meeting, equal to the number of exchangeable shares outstanding. As of August 8, 2001, there were 2,721,886 exchangeable shares outstanding.

         Our board of directors has the authority, under our Articles of Incorporation, to classify or reclassify any unissued preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

Two-Tier Business Combination Provisions

         Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets. Our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any "business combination" of us with any "Related Person" unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term "business combination" is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

         However, if the Related Person pays a "fair price" to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person. Under our Articles of Incorporation, the "fair price" must be at least equal to the greatest of:

         o the highest price paid or agreed to be paid by the Related Person to purchase shares of our common stock during the 24-month period prior to the taking of such vote;

         o the highest market price of the common stock during the 24-month period prior to the taking of such vote; and

         o the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

         In addition, the "fair price" consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

         The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our "Disinterested Directors." A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

         Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote that includes a majority of the Disinterested Directors.

         The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

                                  ERISA MATTERS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on

         o  "employee benefit plans" (as defined in Section 3(3) of ERISA),

         o "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

         o entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan"), and

         o persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

         In addition to the foregoing exemptions, certain insurance company general accounts, which support policies issued by an insurer on or after December 31, 1998 to or for the benefit of Plans, are allowed to purchase common stock in reliance upon regulations promulgated by the Department of Labor pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which supports such policies.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and both ERISA and the Code prohibit certain transactions between a Plan and parties in interest or disqualified persons.

         Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If our common stock is acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

         Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include:

         o Prohibited Transaction Class Exemption ("PTE") 95-60, 60 FR 35925, July 12, 1995, which exempts certain transactions involving insurance company general accounts;

         o PTE 90-1, 55 FR 2891, January 29, 1990, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTE 91-38, 56 FR 31966, June 12, 1991, which exempts certain transactions involving bank collective investment funds; and

         o PTE 84-14, 49 FR 9494, March 13, 1984, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager.

         If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of our common stock by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

         Further, each Plan fiduciary should take into account, among other considerations:

         o  whether the fiduciary has the authority to make the investment;

         o whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;

         o the composition of the Plan's portfolio with respect to diversification by type of asset;

         o  the Plan's funding objectives; the tax effects of the investment;
            and

         o whether under the general fiduciary standards of investment procedure and diversification an investment in our common stock is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and all other appropriate factors.

         Prior to making an investment in our common stock, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above, and whether the investment is otherwise a permissible and appropriate investment for the Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholders. We will pay for costs, expenses and fees in connection with the registration of the shares, except for brokerage commissions incurred by the selling stockholders in connection with the sale or other disposition of the common stock. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

         o  on the New York Stock Exchange,

         o  in the over-the-counter market,

         o  in privately negotiated transactions,

         o  through put or call options transactions relating to the shares,

         o  through short sales of shares, or

         o  a combination of such methods of sale.


         The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling stockholders may offer and sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commission from the selling stockholders and/or the purchasers of shares.

         We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act.

         Certain of the brokers, dealers or agents and their associates who may become involved in the sale of the shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

                                  LEGAL MATTERS

         The validity of the Legg Mason common stock offered hereby will be passed upon for us by Shearman & Sterling, Washington, D.C., who will rely on the opinion of Robert F. Price, Esq., our General Counsel, as to all matters of Maryland law. Mr. Price beneficially owns, or has rights to acquire under our employee benefit plan, less than one percent of our common stock.

                             INDEPENDENT ACCOUNTANTS


The financial statements and financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Legg Mason for the year ended March 31, 2001 and the audited historical financial statements of Private Capital Management, Inc. for the six months ended June 29, 2001 and of Private Capital Management, L.P. for the six months ended December 31, 2000 incorporated in this prospectus by reference to Legg Mason's Current Report on Form 8-K dated August 1, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The statement of financial condition of Carnes Capital Corporation as of December 31, 2000, and the related statements of income, stockholder's equity, and cash flows for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution

         The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

     Securities and Exchange Commission Registration Fee.................$11.47
     Legal Fees.........................................................$10,000
     Miscellaneous......................................................$14,750
     Total...........................................................$24,761.47

     Item 15.  Indemnification of Directors and Officers

         The Registrant's By-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

         Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

         The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $35,000,000.

         The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


     Exhibit
     Number          Description of Exhibit
     ------          ----------------------

     4.1        Articles of Incorporation of Legg Mason, as amended.(1)

     4.2        Bylaws of Legg Mason, as amended and restated April 25, 1988.(2)

     5.1        Opinion of Shearman & Sterling.*

     5.2        Opinion of Robert F. Price, Esq.*

     23(a)      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23(b)      Consent of KPMG LLP, Independent Accountants.

     23(c)      Consent of Shearman & Sterling (included in Exhibit 5.1).*

     23(d)      Consent of Robert F. Price, Esq.  (included in Exhibit 5.2).*

     24         Powers of Attorney (included in the signature pages).

--------------------
(1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.

*    To be filed by amendment.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on August 15, 2001.

                             LEGG MASON, INC.
                                (Registrant)

                                  By  /s/  RAYMOND A. MASON
                                     ---------------------
                                     Name:  Raymond A. Mason
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond A. Mason, Robert F. Price and Richard J. Himelfarb, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                           Title                  Date

                                  Chairman of the Board,         August 15, 2001
/s/  RAYMOND A. MASON             President, Chief Executive
---------------------------       Officer and Director
Raymond A. Mason                  (Principal Executive Officer)

                                  Senior Vice President and      August 15, 2001
/s/ THOMAS L. SOUDERS             Treasurer (Principal Financial
---------------------------       and Accounting Officer)
Thomas L. Souders

/s/ JAMES W. BRINKLEY             Director                       August 15, 2001
---------------------------
James W. Brinkley

/s/ EDMUND J. CASHMAN, JR         Director                       August 15, 2001
---------------------------
Edmund J. Cashman, Jr.

                                  Director
---------------------------
Harry M. Ford, Jr.

/s/ NICHOLAS J. ST. GEORGE        Director                       August 15, 2001
---------------------------
Nicholas J. St. George

/s/ RICHARD J. HIMELFARB          Director                       August 15, 2001
---------------------------
Richard J. Himelfarb

/s/ JAMES E. UKROP                Director                       August 15, 2001
---------------------------
James E. Ukrop

/s/ HAROLD L. ADAMS               Director                       August 15, 2001
---------------------------
Harold L. Adams

/s/ JOHN E. KOERNER, III          Director                       August 15, 2001
---------------------------
John E. Koerner, III

                                  Director
---------------------------
Roger W. Schipke

/s/ EDWARD I. O'BRIEN             Director                       August 15, 2001
---------------------------
Edward I. O'Brien

/s/ PETER F. O'MALLEY             Director                       August 15, 2001
---------------------------
Peter F. O'Malley

Exhibit
Number                    Description of Exhibit
------                    ----------------------

4.1           Articles of Incorporation of Legg Mason, as amended.(1)

4.2           Bylaws of Legg Mason, as amended and restated April 25, 1988.(2)

5.1           Opinion of Shearman & Sterling.*

5.2           Opinion of Robert F. Price, Esq.*

23(a)         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23(b)         Consent of KPMG LLP, Independent Accountants

23(c)         Consent of Shearman & Sterling (included in Exhibit 5.1).*

23(d)         Consent of Robert F. Price, Esq. (included in Exhibit 5.2).*

24            Powers of Attorneys (included in the signature pages).

 -----------------
 (1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

 (2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.

 *     To be filed by amendment.